Exhibit 16.1

November 29, 2016

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Grant Thornton LLP 101 California Street, Suite 2700 San Francisco, CA 94111 T 415.986.3900 F 415.986.3916 www.GrantThornton.com

Re:	Microbot Medical Inc.

File No. 000-19871

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Microbot Medical Inc. dated November 29, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd